Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE ROIVANT SCIENCES LTD. (THE “COMPANY”) HAS DETERMINED THAT THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of November 21, 2022, by and among [***] a Delaware corporation with offices at [***] (the “Company”), Roivant Sciences Ltd., an exempted limited company incorporated under the laws of Bermuda with its registered office at [***] (“Roivant”), Pfizer Inc., a Delaware corporation with offices at [***] (“Pfizer”) and each other Person that becomes an “Investor” hereunder after the date hereof in accordance with this Agreement. Each of the Company and the Investors shall be referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Company, Roivant, and Pfizer are parties to that certain Stock Purchase Agreement dated as of the date hereof (as it may be amended from time to time, the “Stock Purchase Agreement”) and [***] a wholly-owned Subsidiary of the Company, and Pfizer are parties to that certain License and Collaboration Agreement dated as of the date hereof (as it may be amended from time to time, the “License Agreement”); and

WHEREAS, in order to induce the Company, Roivant, and Pfizer to enter into the Stock Purchase Agreement and to induce [***] and Pfizer to enter into the License Agreement, and to perform the transactions contemplated thereby and hereby, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register certain of their Equity Securities, to receive certain information from the Company, and certain other matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly controls, is controlled by, or is under common control with such Person, including any direct or indirect parent or Subsidiary of such Person (it being understood, for the avoidance of doubt, that a Person is only deemed an Affiliate of another Person at such times that the criteria set forth in this definition apply). “Affiliated” has a correlative meaning.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule, in each case irrespective of whether or not such Rule is actually applicable in such circumstance.

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or a national or public holiday, on which commercial banks in the State of New York, United States, and London, England are open for the transaction of commercial banking business.

“Change of Control” means [***].

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended or restated from time to time.

“Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

“Contract” means any contract, lease, license, sublicense, indenture, loan, note, agreement or other legally binding commitment, arrangement or undertaking (whether written or oral and whether express or implied).

“control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person or group of Persons, means (a) possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person, whether through the Beneficial Ownership of voting securities, by Contract or otherwise or (b) Beneficial Ownership of at least fifty percent (50%) of the aggregate voting rights of issued and outstanding equity securities that are entitled to vote at a general meeting of such Person.

“Corporate Strategic Relationship” means one or more agreements, arrangements or transactions that establishes, effects, amends or modifies any of the following; [***]

“Damages” means any loss, damage, claim or liability (joint or several) to which a Person is subject or may become subject under the Securities Act, the Exchange Act, or other applicable Laws or Orders, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any other applicable securities Law or Order.

 “Designated Affiliate” means (a) with respect to the Company, Roivant Sciences Ltd. and any Person controlled by Roivant Sciences Ltd., (b) with respect to Pfizer, any Person controlled by Pfizer and (c) with respect to any other Person that becomes an Investor hereunder, the ultimate parent entity of such Person, and each other Person controlled by such ultimate parent entity.

“Equity Securities” means, without duplication, (a) the Shares, (b) any other class or series of equity security or equity-linked security issued by the Company and (c) any other securities or rights (including options and warrants) convertible into or exchangeable or exercisable for (in each case, directly or indirectly) Shares or any other class or series of equity or equity-linked securities issued by the Company.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Registration” means: (a) a registration relating to the sale of securities to employees of the Company or a Subsidiary of the Company pursuant to an equity option, equity purchase, or similar plan; (b) a registration relating to an SEC Rule 145 transaction; (c) a registration in connection with an exchange offer; (d) a registration in which the only securities being registered are securities issuable upon conversion of other securities that are also being registered; (e) a registration relating to the acquisition of, or combination with, another Person, including any registration on Form S-4 or F-4 (or any successor thereto) or its foreign equivalent; or (f) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities.

“Exempted Securities” means: (a) Equity Securities issued by reason of a dividend, share split, split-up or other dividend or distribution on Equity Securities, in each case, provided that such Equity Securities are issued to all Holders, pro rata to the number of Equity Securities held or otherwise in accordance with the terms of such Equity Securities; (b) Equity Securities issued to officers, employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board; (c) Equity Securities issued pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership or similar benefit plan, program or agreement as approved by the Board; (d) Equity Securities issued upon the exercise or conversion of other Equity Securities, in each case provided such issuance is pursuant to the terms of such Equity Security; (e) Equity Securities issued to banks, equipment lessors, other financial institutions, or to real property lessors or other Persons, pursuant to debt financing, equipment leasing or real property leasing transactions approved by the Board; (f) Equity Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board; (g) Equity Securities issued pursuant to the acquisition of, or combination with or into, another Person, business or assets by the Company or any of its Subsidiaries approved by the Board; (h) Equity Securities issued in connection with sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships approved by the Board; or (i) Equity Securities issued in connection with a bona fide strategic partnership or commercial arrangement with a Person approved by the Board; or (j) [***].

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Free Writing Prospectus” means a free writing prospectus, as defined by Rule 405 promulgated under the Securities Act.

“Global Trade Control Laws” means the U.S. Export Administration Regulations; the U.S. International Traffic in Arms Regulations; the U.S. economic sanctions rules and regulations implemented under statutory authority or the President’s Executive Orders and administered by the U.S. Department of the Treasury Office of Foreign Assets Control; E.U. Council Regulations on export controls, including Nos. 428/2009, 267/2012; other E.U. Council sanctions regulations, as implemented in E.U. Member States; United Nations sanctions policies; all relevant regulations and legislative instruments made under any of the above; other applicable economic sanctions, export and import control laws, and other applicable laws, regulations, legislation, Orders and requirements imposed by a relevant Governmental Authority.

“Governmental Authority” means any U.S. or non-U.S. federal, state, local or other governmental, administrative or regulatory (including self-regulatory) authority, body, agency, court, tribunal or similar entity, including any taxing authority, any work council or similar labor entity or any department, bureau, division or instrumentality of any of the foregoing.

“Healthcare Laws” means the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the Civil Monetary Penalty Statute (42 U.S.C. § 1320a-7a), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the FD&C Act (21 U.S.C. §§ 301 et. seq,), the Controlled Substances Act (21 U.S.C. §§ 801 et seq.), Section 1128G of the Social Security Act (the Physician Payment Sunshine Law), The Foreign Corrupt Practices Act (15 U.S.C. § 78dd-1, et seq.), the Medicare Program (Title XVIII of the Social Security Act), the Medicaid Program (Title XIX of the Social Security Act), the regulations promulgated pursuant to such laws, requirements of the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, requirements of Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126), state pharmaceutical assistance programs and regulations under such laws, and the U.S. FDA Good Clinical Practices (GCP) (21 C.F.R. Parts 50, 54, 56, 58 and 312), Good Laboratory Practices (GLP) (21 C.F.R. Part 58), and Good Manufacturing Practices (GMP) (21 C.F.R. Parts 210-211 and 820).

“Holders” means, collectively, the Investors and their respective valid transferees that are holders of Registrable Securities and Party to this Agreement.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

“Investors” means the Persons named on Schedule 1 hereto and each Person to whom the rights of such parties are assigned pursuant to Section 6.1 (Successors and Assigns; Third Party Beneficiaries) each Person who hereafter becomes a signatory to this Agreement pursuant to Section 6.14 (Additional Investors) and any one of them, as the context may require; provided, however, that any such Person shall cease to be considered an Investor for purposes of this Agreement if, together with its Designated Affiliates, it ceases to Beneficially Own at least [***] of the aggregate voting rights of issued and outstanding Equity Securities that are entitled to vote at a meeting of stockholders of the Company; provided, however, that [***].

“Law” means any international, supranational, national, federal, state or local law, constitution, treaty, convention, statute, ordinance, code, rule, regulation, common law or other similar requirement enacted, adopted, promulgated or applied by any Governmental Authority.

“Listing Event” means (a) the Company’s first underwritten public offering of its Shares or any other Equity Securities of the Company pursuant to an effective registration statement filed under the Securities Act or its foreign equivalent, (b) any transaction (including a “direct listing” or “reverse merger IPO” transaction) pursuant to which the Company or any successor entity first becomes subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act or any foreign equivalent, or (c) an acquisition of the Company by, or consolidation, amalgamation, merger, reorganization or other business combination involving the Company with or into, a special purpose acquisition company that is publicly listed on a national or foreign securities exchange and that does not conduct any material business or maintain any material assets other than cash.

“New Securities” means Equity Securities, whether or not currently authorized.

“Order” means any judgment, order, injunction, decision ruling, writ or decree of any Governmental Authority.

“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Authority.

“Preferred Director” means any Series A-1 Preferred Director or Series A-2 Preferred Director.

“Preferred Stock” means Series A-1 Preferred Stock and Series A-2 Preferred Stock.

“Qualified Listing Event” means (a) the Company’s first underwritten public offering of its capital stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, or its foreign equivalent, (b) any transaction (including a “direct listing” or “reverse merger IPO” transaction) pursuant to which the Company or any successor entity first becomes subject to the periodic reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any foreign equivalent, or (c) an acquisition of the Company by, or consolidation, amalgamation, merger, reorganization or other business combination involving the Company with or into, a special purpose acquisition company that is publicly listed on a national or foreign securities exchange and that does not conduct any material business or maintain any material assets other than cash, in each case of clauses (a)–(c), which results in [***].

“Registrable Securities” means (a) the Common Stock held by the Investors, including Common Stock issued or issuable (directly or indirectly) upon conversion, exchange or exercise of any other securities of the Company, acquired by the Investors on or after the date hereof; and (b) Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities referenced in clause (a); excluding in all cases, any Registrable Securities Transferred by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1 (Successors and Assigns; Third Party Beneficiaries) and excluding for purposes of Article II (Registration Rights) any securities for which registration rights have terminated pursuant to Section 2.13 (Termination of Registration Rights).

[***]

“Relatives” means, with respect to any individual, collectively, the spouse, parents, siblings and descendants of such individual and their respective issue (whether by blood or adoption and including stepchildren) and the spouses of such persons.

“Requisite Preferred Director Vote” means the vote of a majority of the Series A-2 Preferred Directors then seated.

“Restricted Market” means, as applicable under Global Trade Control Laws, the Crimean Peninsula, Cuba, Iran, North Korea, and Syria.

“Restricted Party” means any individual or entity on any of the following “Restricted Party Lists”: the list of sanctioned entities maintained by the United Nations; the Specially Designated Nationals List and the Sectoral Sanctions Identifications List, as administered by the U.S. Department of the Treasury Office of Foreign Assets Control; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List, all administered by the U.S. Department of Commerce; the entities subject to restrictive measures and the Consolidated List of Persons, Groups and Entities Subject to E.U. Financial Sanctions, as implemented by the E.U. Common Foreign & Security Policy; the List of Excluded Individuals / Entities, as published by the U.S. Health and Human Services – Office of Inspector General; any lists of prohibited or debarred parties established under the FD&C Act; the list of persons and entities suspended or debarred from contracting with the U.S. government; and similar lists of restricted parties maintained by the Governmental Authorities of the countries that have jurisdiction over the activities conducted by the Company.

“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.12(b) (Restrictions on Transfer) hereof.

“Sale Transaction” means [***].

“SEC” means the United States Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933.

“Selling Expenses” means all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder.

“Series A-1 Preferred Director” means any director of the Company that the holders of record of Series A-1 Preferred Stock are entitled to elect, exclusively and as a separate class, pursuant to the Certificate of Incorporation.

“Series A-1 Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock, par value $0.01 per share.

“Series A-2 Preferred Director” means any director of the Company that the holders of record of Series A-2 Preferred Stock are entitled to elect, exclusively and as a separate class, pursuant to the Certificate of Incorporation.

“Series A-2 Preferred Stock” means shares of the Company’s Series A-2 Preferred Stock, par value $0.01 per share.

“Shares” means shares of the Common Stock and the Preferred Stock.

“Standoff Period” means [***].

“Subsidiary” means, with respect to any Person, any other Person with respect to which such first Person (a) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the Beneficial Ownership of voting securities, by Contract or otherwise or (b) Beneficially Owns at least fifty percent (50%) of the aggregate voting rights of issued and outstanding Equity Securities that are entitled to vote at a general meeting of such Person.

“Transaction Documents” has the meaning given to such term in the Stock Purchase Agreement.

“Transfer” by any Person means to, directly or indirectly, sell, transfer, assign, pledge, encumber, mortgage, hypothecate or otherwise dispose of or transfer (by the operation of Law or otherwise), either voluntarily or involuntarily.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1          Form S-3 Demand Registration.

(a)         From and after a Listing Event, if at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from any Holder (the “Initiating Holder”) that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Initiating Holder having an anticipated aggregate offering price, net of Selling Expenses, of at least [***], then the Company shall, (i) within [***] after the date such request is given, give notice of such demand (a “Demand Notice”) to all Holders other than the Initiating Holder; and (ii) as soon as practicable, and in any event within [***] after the date such request is given by the Initiating Holder, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by the Initiating Holder and by any other Holder, as specified by notice given by each such Holder to the Company within [***] of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(b) (Form S-3 Demand Registration) and Section 2.3 (Underwriting Requirements).

(b)        Notwithstanding the foregoing obligations, if the Company furnishes to the Initiating Holder a certificate signed by any of the Company’s authorized officers stating that in the good faith judgment of the Board it would or would reasonably be expected to be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing or suspend the use of such registration statement (a “Suspension Period”); provided that the Company shall not be permitted to exercise a Suspension Period for more than a total of [***] consecutive calendar days or more than [***] total calendar days in any [***] period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during any such Suspension Period other than an Excluded Registration. Each Holder agrees that, upon receipt of notice from the Company of the occurrence of a Suspension Period, such Holder shall cease offering, selling or distributing the Registrable Securities owned by such Holder until the Company notifies such Holder that such Suspension Period has ended.

(c)         The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (Form S-3 Demand Registration): (i) during the period that is [***] before the Company’s good faith estimate of the date of filing of, and ending on a date that is [***] after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected [***] registrations pursuant to Section 2.1(a) (Form S-3 Demand Registration) within the [***] period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(c) (Form S-3 Demand Registration) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holder withdraws its request for such registration, elects not to pay the registration expenses therefor, and forfeits its right to one demand registration statement pursuant to Section 2.6 (Expenses of Registration), in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(c) (Form S-3 Demand Registration); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 2.1(b) (Form S-3 Demand Registration), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 2.1(c) (Form S-3 Demand Registration).

Section 2.2      Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Shares or other Equity Securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration, which notice shall describe the amount and type of securities to be included in such offer, the proposed manner of distribution and the name of the managing underwriter (if any and if known at such time). Upon the request of each Holder given within [***] after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3 (Underwriting Requirements) cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 (Company Registration), before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 (Expenses of Registration).

Section 2.3          Underwriting Requirements.

(a)          If, pursuant to Section 2.1 (Form S-3 Demand Registration), the Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of their request made pursuant to Section 2.1 (Form S-3 Demand Registration), and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to the Initiating Holder. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e) (Obligations of the Company)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; [***]. Notwithstanding any other provision of this Section 2.3 (Underwriting Requirements), if the managing underwriter(s) advise(s) the Initiating Holder in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holder shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holder, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities (held by non-Holders) are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b)       In connection with any offering involving an underwriting of Shares or other Equity Securities pursuant to Section 2.2 (Company Registration), the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their sole discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below [***] of the total number of securities included in such offering, unless such offering is a Qualified Listing Event, in which case the selling Holders may be excluded further if the Company (and, if applicable, the underwriters) makes the determination described above and no other securities of the Company held by others are included in such offering. For purposes of the provision in this Section 2.3(b) (Underwriting Requirements) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)         For purposes of Section 2.1 (Form S-3 Demand Registration), a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a) (Underwriting Requirements), fewer than [***] of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

Section 2.4       Obligations of the Company. Whenever required under this Article II (Registration Rights) to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)         prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective and, upon the request of any Holder, keep such registration statement effective for a period of up to [***] or, if earlier, until the distribution contemplated in the registration statement has been completed; provided that: (i) such [***] period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Shares or other Equity Securities, as applicable, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such [***] period shall be extended for up to [***], if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)         prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement and provide the selling Holders and their counsel a reasonable opportunity to review and comment on such amendments and supplements prior to filing them with the SEC;

(c)         furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as such Holders may reasonably request in order to facilitate the disposition of their Registrable Securities and provide such Holders and their counsel a reasonable opportunity to review and comment on such prospectus prior to filing it with the SEC;

(d)         use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)       in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)         use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)         provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)         notify each selling Holder of such Registrable Securities, at any time when a prospectus or Free Writing Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which, for the avoidance of doubt, will commence a Suspension Period) and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(i)          promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(j)         use its commercially reasonable efforts to furnish, at the request of any selling Holder requesting registration of Registrable Securities pursuant to this Article II, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, (ii) a “negative assurances letter”, dated such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (iii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(k)         in connection with an underwritten offering, the Company shall cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts);

(l)          cooperate with the selling Holder and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC;

(m)       notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(n)       after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

Section 2.5       Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article II (Registration Rights) with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

Section 2.6       Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Article II (Registration Rights), including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; [***], shall be borne and paid by the Company; provided that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 (Form S-3 Demand Registration), if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) (Form S-3 Demand Registration); provided further that if, at the time of such withdrawal, (i) the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such material adverse change or (ii) if the Holders have withdrawn the request in connection with the deferral of a registration by the Company pursuant to Section 2.1(b) (Form S-3 Demand Registration), then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) (Form S-3 Demand Registration). All Selling Expenses relating to Registrable Securities registered pursuant to this Article II (Registration Rights) [***] shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

Section 2.7        Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Article II (Registration Rights).

Section 2.8          Indemnification. If any Registrable Securities are included in a registration statement under this Article II (Registration Rights):

(a)         To the extent permitted by applicable Law or Order, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided that the indemnity agreement contained in this Section 2.8(a) (Indemnification) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)        To the extent permitted by applicable Law or Order, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided that the indemnity agreement contained in this Section 2.8(b) (Indemnification) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Section 2.8(b) (Indemnification) and Section 2.8(d) (Indemnification) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)       Promptly after receipt by an indemnified party under this Section 2.8 (Indemnification) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8 (Indemnification), give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the Parties; provided that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 (Indemnification), to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8 (Indemnification).

(d)        To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 (Indemnification) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 (Indemnification) provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any Party hereto for which indemnification is provided under this Section 2.8 (Indemnification), then, and in each such case, such Parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement (net of any Selling Expenses paid by such Holder), and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d) (Indemnification), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b) (Indemnification), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)         Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)          Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Holders under this Section 2.8 (Indemnification) shall survive the completion of any offering of Registrable Securities in a registration under this Article II (Registration Rights), and otherwise shall survive the termination of this Agreement.

Section 2.9          Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall use commercially reasonable efforts to:

(a)         make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the date of consummation of a Listing Event and for so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)         file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)        furnish to any Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the applicable Listing Event), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies) and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

Section 2.10       Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that: (a) would provide to such holder the right to include securities in any registration on other than either (i) a pro rata basis with respect to the Registrable Securities or (ii) on a subordinate basis after all of the Holders have had the opportunity to include in the registration and offering all Registrable Securities that they wish to so include or (b) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

Section 2.11        “Market Stand-off” Agreement. Each Holder agrees that it will not, without the prior written consent of the Company and, if applicable, the managing underwriter, during the Standoff Period: (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise Transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Shares or (b) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Shares or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 (“Market Stand-off” Agreement) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or the Transfer of any shares to any Designated Affiliate of the Holder; provided that such Designated Affiliate shall agree to be bound by the provisions of this Section 2.11 (“Market Stand-off” Agreement) with respect to future Transfers; provided further that this Section 2.11 (“Market Stand-off” Agreement) shall be applicable to each Holder and transferee only if all officers and directors of the Company and stockholders with at least a [***] ownership of the issued and outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding Preferred Stock) immediately prior to (x) in respect of a QLE Standoff Period, the Company entering into an underwriting, business combination or similar agreement in connection with a Qualified Listing Event  and (y) in respect of a non-QLE Standoff Period, the Company entering into an underwriting agreement in respect of the applicable underwritten public offering, are subject to the same restrictions and the Company obtains a substantially identical agreement from all other Investors. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements. The underwriters, if any, in connection with such Qualified Listing Event or other underwritten public offering of the Company’s Equity Securities under the Securities Act are intended third party beneficiaries of this Section 2.11 (“Market Stand-off” Agreement) and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the Company or the underwriters in connection with such registration or other transaction that are consistent with this Section 2.11 (“Market Stand-off” Agreement) or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities (and the Equity Securities of every other Person subject to the foregoing restriction) until the end of such restricted period.

Section 2.12        Restrictions on Transfer.

(a)          The Preferred Stock and the Registrable Securities shall not be Transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such Transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder, if effecting a Transfer, will cause any proposed transferee of the Preferred Stock and the Registrable Securities to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)         Each certificate or instrument representing the Preferred Stock, the Registrable Securities, and any other securities issued in respect of such Preferred Stock or Registrable Securities, upon any split, dividend, recapitalization, merger, amalgamation, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c) (Restrictions on Transfer) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON __________ ____, 20__, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (“TRANSFERRED”) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE BYLAWS OF THE COMPANY, A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY AND A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS THEREOF.

The Holders consent to the Company’s making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on Transfer set forth in this Section 2.12 (Restrictions on Transfer).

(c)         Each Holder, as a holder of Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Article II (Registration Rights). Before any Transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder shall give notice to the Company of its intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the Transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either: (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed Transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed Transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to Transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to a Designated Affiliate of such Holder for no consideration; provided that, in the case of clause (y), each transferee agrees in writing to be subject to the terms of this Section 2.12 (Restrictions on Transfer). Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such Transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b) (Restrictions on Transfer), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(d)         Notwithstanding the provisions of Sections Section 2.12(a) (Restrictions on Transfer) and 2.12(c) (Restrictions on Transfer) above, no such registration statement or opinion of counsel or “no action” letter shall be necessary for: (a) a transfer by a Holder to any of its Affiliates, (b) a transfer by a Holder that is a partnership, limited liability company or corporation to a partner, limited partner, retired partner, member, retired member or stockholder of a Holder; (c) a transfer to a Charity; (d) a transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse; or (e) the transfer by a Holder exercising its co-sale rights under the Right of First Refusal and Co-Sale Agreement by and among the Company and the Investors and Common Holders named therein of even date herewith, as amended, if in each transfer under clauses (a), (b), (c) or (d) the prospective transferee agrees in all such instances in writing to be subject to the terms hereof to the same extent as if he or she were an original Holder hereunder.

(e)         The rights to cause the Company to register Registrable Securities pursuant to this  Section 2.12(e) (Restrictions on Transfer) may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) acquires at least [***] of the then-outstanding Registrable Securities or (d) is an Affiliate of such Holder; provided, however, that (i) the transferor shall, within [***] after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

Section 2.13        Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 (Form S-3 Demand Registration) or Section 2.2 (Company Registration) shall terminate upon the earliest to occur of:

(a)          the consummation of a Change of Control of the Company or the liquidation, winding up or other dissolution of the Company;

(b)        such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(c)          [***]

ARTICLE III
INFORMATION RIGHTS.

Section 3.1          Delivery of Financial Statements. The Company shall deliver to each Investor:

(a)         within [***] after the end of each fiscal year of the Company beginning with the fiscal year ended March 31, 2023: (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements to be to be (x) prepared in accordance with applicable Accounting Standards (as such term is defined in the License Agreement) and (y) audited commencing in the year in which the Company or any of its Affiliates achieves its first commercial sale of a Licensed Product (as defined in the License Agreement), with the audit to be conducted by an independent registered public accounting firm selected by the Company;

(b)        within [***] after the end of each of the first three quarters of each fiscal year of the Company beginning with the fiscal quarter ending June 30, 2023, unaudited statements of income and a balance sheet for such fiscal quarter and as of the end of such fiscal quarter (respectively) to be prepared in accordance with applicable Accounting Standards (as such term is defined in the License Agreement) (except that such financial statements (i) may be subject to income tax or normal year end audit adjustments; and (ii) may not contain all notes thereto that may be required in accordance with applicable Accounting Standards). [***]

(c)          [***]

If, for any period, the Company has any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to clauses (a) through (b) shall be the consolidated financial statements of the Company and all such consolidated Subsidiaries.

Notwithstanding anything else in this Section 3.1 (Delivery of Financial Statements) to the contrary and subject to applicable Law and Order, the Company may cease providing the information set forth in this Section 3.1 (Delivery of Financial Statements) during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 (Delivery of Financial Statements) shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

Section 3.2         Access. Except in connection with any dispute involving the Company or any other Investor or any of their respective Affiliates, the Company shall, and shall cause each of its Subsidiaries to, provide each Investor (for the purpose of monitoring its investment in the Company) reasonable access to the Company’s and each of its Subsidiaries’ properties, books of account and records, and officers to discuss the Company’s and such Subsidiaries’ affairs, finances and accounts. All access pursuant to this Section 3.2 (Access) shall be conducted (i) during normal business hours of the Company or its Subsidiaries, as applicable, upon reasonable advance written notice to the Company, (ii) in such a manner as not to unreasonably interfere with the normal operations of the Company and its Subsidiaries, as applicable and (iii) at the Investor’s sole cost and expense; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 (Access) to provide access to any information, books, accounts, records or other material if (a) the Company reasonably determines in good faith that providing access to any such information is reasonably likely to result in a material competitive disadvantage or (b) providing access to any such information would reasonably be expected to (x) violate any applicable Law or Order, (y) jeopardize an attorney-client privilege or cause a loss of attorney work product protection or other privilege or protection, (z) violate a confidentiality obligation to a third party (provided that, the Company shall use reasonable efforts to provide an alternative means of providing access to such information to the maximum extent that would not reasonably be expected to result in a material competitive disadvantage or a loss of such legal privilege or protection or violate any such confidentiality obligations or contravene any applicable Law or Order).

Section 3.3          Termination of Information Rights. The covenants set forth in Section 3.1 (Delivery of Financial Statements) and Section 3.2 (Access) shall terminate and be of no further force or effect upon the earliest of: (i) immediately before the consummation of a Qualified Listing Event, (ii) the consummation of a Change of Control of the Company or (iii) the liquidation, winding up or other dissolution of the Company.

Section 3.4         Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any information obtained from or on behalf of the Company or its Subsidiaries pursuant to the terms of this Agreement unless such information: (a) is known or available or becomes known or available to the public (other than as a result of a breach of this Section 3.4 (Confidentiality) by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s information or (c) is or has been made known or disclosed to such Investor by a third party without a known or reasonably expected breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information: (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary or useful to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4 (Confidentiality); (iii) to any existing Affiliate, partner, member, stockholder, or wholly owned Subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and causes such Person to maintain the confidentiality of such information, or (iv) in the event that the Investor or anyone to whom it discloses information receives a request, or is legally required, to disclose all or any part of the information under the terms of a subpoena or other Order, provided that the Investor shall (a) promptly notify the Company of the existence, terms and circumstances surrounding such a request or requirement so that the Company may seek, at the Company’s sole cost and expense, an appropriate protective order, other reasonable assurance that confidential treatment will be accorded to such information or other remedy, (b) cooperate with the Company in its efforts to obtain such an order, assurance or other remedy or to take steps to resist or narrow the scope of such request or requirement and (c) not oppose any action to obtain such protective order, assurance or other remedy. If, a protective order, other reasonable assurance or other remedy is not obtained and subject to such Investor’s compliance with the preceding sentence, such Investor (1) may disclose such information only to the extent legally required based on the advice of such Investor’s counsel, (2) will use reasonable best efforts, at such Investor’s sole cost and expense, to obtain assurance that confidential treatment will be accorded to such information, (3) will give advance notice to the Company of the information to be disclosed, or the proposed disclosure itself (as applicable, as far in advance as practicable and (4) in the case of any required public disclosure, will give the Company a reasonable opportunity to comment on such disclosure prior to it being made public. Each Investor agrees that it will be liable for any breach of this Section 3.4 (Confidentiality) by any Person to whom it discloses confidential information pursuant to the foregoing clauses (i), (ii), and (iii). The obligations under this Section 3.4 (Confidentiality) shall survive the termination of this Agreement.

ARTICLE IV
RIGHT TO FUTURE SHARE ISSUANCES

Section 4.1        Right of First Offer. Subject to the terms and conditions of this Section 4.1 (Right of First Offer) and applicable Laws and Orders, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor. An Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself and (ii) its Affiliates; provided that each such Affiliate agrees to enter into this Agreement and the Voting Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” in each such agreement.

(a)         The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)         By notification to the Company within [***] after the Offer Notice is given, each Investor may irrevocably elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Equity Securities then Beneficially Owned by such Investor and its Designated Affiliates (including all Equity Securities then issuable (directly or indirectly) upon conversion or exercise, as applicable, of any other Equity Securities then held by such Investor) bears to the total Equity Securities of the Company then outstanding (assuming full conversion or exercise, as applicable, of all other Equity Securities then outstanding) (with respect to each Investor, the “Proportionate Percentage”); provided, however, that an Investor’s election to purchase or acquire New Securities may be revoked in the event (i) any of the terms set forth in the Offer Notice are changed or (ii) any material term that had not been set forth in the Offer Notice is required or included in connection with such Investor’s purchase or acquisition of such New Securities. The closing of any sale pursuant to this Section 4.1(b) (Right of First Offer) shall occur within the later of [***] of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c) (Right of First Offer); provided, however, that if such sale pursuant to this Section 4.1(b) would require the approval of any Governmental Authority prior to consummating such sale, such closing shall be extended to the date that is [***] after such approval has been obtained or finally denied, but in no event later than [***] after the Offer Notice is given.

(c)         If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b) (Right of First Offer), the Company may, during the [***] period following the expiration of the periods provided in Section 4.1(b) (Right of First Offer), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms not materially more favorable in the aggregate to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 4.1 (Right of First Offer).

(d)        The right of first offer in this Section 4.1 (Right of First Offer) shall not be applicable to issuances of: (i) Exempted Securities; and (ii) securities issued in a Qualified Listing Event or to a new holding company solely for the purposes of a forthcoming Qualified Listing Event. In addition to the foregoing, the right of first offer in this Section 4.1 (Right of First Offer) shall not be applicable with respect to any particular Investor in any subsequent offering or sale of New Securities if (x) at the time of such offering or sale, such Investor is neither a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Actor nor an “accredited investor” as that term is defined in Rule 501(a) of the Securities Act and (y) such offering or sale of Shares is otherwise being offered or made only to qualified institutional buyers or accredited investors, as the case may be.

(e)          Notwithstanding anything to the contrary contained herein, in lieu of complying with the provisions of this Section 4.1 (Right of First Offer), the Company may consummate the offering and sale of New Securities without first providing an Offer Notice pursuant to Section 4.1(b) (Right of First Offer), provided that the Company complies with the terms and conditions of this Section 4.1(e) (Right of First Offer). In the event that an offering or sale of New Securities is consummated without prior delivery of an Offer Notice to one or more Investors, the Company shall, within [***] from the closing of such offer and sale of New Securities, provide each non-participating Investor with written notice of such offering (including the material terms and conditions thereof) and thereupon provide each such Investor with the right, which shall be exercisable for a period of [***] from delivery of such notice, to subscribe for a number of New Securities equal to such Investor’s Proportionate Percentage (calculated pursuant to Section 4.1(b) (Right of First Offer) before giving effect to the issuance of the New Securities) of the shares offered and sold in such offering, at the same price and on the same terms and conditions as which such securities were first sold. The closing of such sale shall occur within [***] of the date the notice is given to the Investor.

Section 4.2          Termination. The covenants set forth in Section 4.1 (Right of First Offer) shall terminate and be of no further force or effect upon the earliest of: (i) immediately before the consummation of a Qualified Listing Event (ii) the consummation of a Change of Control of the Company or (iii) the liquidation, winding up or other dissolution of the Company.

ARTICLE V
ADDITIONAL COVENANTS

Section 5.1          Protective Provisions.

[***]

Section 5.2        Indemnification Matters. The Company hereby acknowledges that one (1) or more of the Preferred Directors nominated to serve on the Board by one (1) or more Investors may have certain rights to indemnification, advancement of expenses or insurance provided by one (1) or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Preferred Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Preferred Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Preferred Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Preferred Director to the extent legally permitted and as required by the Certificate of Incorporation or bylaws of the Company (or any agreement between the Company and such Preferred Director), without regard to any rights such Preferred Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Preferred Director with respect to any claim for which such Preferred Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Preferred Director against the Company. The Preferred Directors and the Investor Indemnitors are intended third-party beneficiaries of this Section 5.2 (Indemnification Matters) and shall have the right, power and authority to enforce the provisions of this Section 5.2 (Indemnification Matters) as though they were a party to this Agreement.

Section 5.3 [***]

Section 5.4        Termination. The covenants set forth in Section 5.1 (Protective Provisions), [***], Section 5.9 (Board Matters), and [***] shall terminate and be of no further force or effect upon the earliest of: (i) immediately before the consummation of a Qualified Listing Event, (ii) the consummation of a Change of Control or (iii) the liquidation, winding up or other dissolution of the Company.

Section 5.5          Legal Compliance.

(a)       Compliance with Law. The Company shall, and shall cause its Subsidiaries to, comply in all material respects with all applicable Laws, including applicable Healthcare Laws and accepted pharmaceutical industry business practices governing product research and development, marketing, promotion, and sale, including with respect to product claims and restrictions on “off-label” promotion, interactions with healthcare professionals, and product pricing and price-reporting obligations.

(b)        Foreign Corrupt Practices Act. The Company shall not, and shall not permit any of its subsidiaries and affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents (collectively, “Representatives”) to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any non-U.S. government official, in each case, in violation of the U.S. Foreign Corrupt Practices Act (“FCPA”) or any other applicable anti-bribery or anti-corruption law. If applicable at any time, the Company shall, and shall cause each of its subsidiaries and affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates or any of its or their respective Representatives in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. Within a reasonable period of time following the Closing (but in no event greater than six months post-Closing), the Company shall, and shall cause each of its affiliates to, institute and maintain a customary code of conduct and anti-corruption policy and commence devising applicable systems of internal controls (including, but not limited to, appropriate accounting systems, purchasing systems and billing systems, if reasonably necessary) to provide reasonable assurance that the Company and its affiliates will comply with the FCPA or any other applicable anti-bribery or anti-corruption law to the extent required by such laws. The Company will monitor its operations and the operations of each of its affiliates with the purpose of ensuring the systems and controls are effective at the reasonable assurance level and make necessary changes from time to time, in particular as its business activities expand. Solely for purposes of this Section 5.5(b) (Foreign Corrupt Practices Act), the term “affiliate” shall mean, with respect to a Person, any wholly or partially-owned subsidiary of such Person that the Person has the power to control.

(c)        Global Trade Controls Compliance Program. For so long as the holders of record of Series A-2 Preferred Stock are entitled to elect, exclusively and as a separate class, pursuant to the Certificate of Incorporation, the Series A-2 Preferred Director, the Company shall, and shall cause its Subsidiaries to, comply with Global Trade Control Laws, and will engage in activities involving Restricted Parties and Restricted Markets only as authorized by applicable Law.

Section 5.6          D&O Insurance. The Company shall use its best efforts to obtain and maintain in full force and effect directors and officers insurance in the amount of at least [***] for so long as human trials are not being conducted by the Company and its subsidiaries, and at least [***] once human trials are to be conducted by the Company or any of its subsidiaries, on such other terms as reasonably determined by the Board and covering such risks as are adequate and customary for its size and business, each with financially sound and reputable insurance companies or associations.

Section 5.7 [***]

Section 5.8 [***]

Section 5.9          Board Matters. The Company shall reimburse its nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board.

Section 5.10       Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s bylaws, the Certificate of Incorporation, or elsewhere, as the case may be.

Section 5.11         Right to Conduct Activities.

Section 5.12 [***]

Section 5.13        Publicity.

(a)         Subject to Pfizer’s rights pursuant to Section 15.4.3(c)(iv) of the License Agreement, no Party (nor any of its Affiliates or agents) shall use the registered or unregistered trademarks of the other Party or its Affiliates in any press release, publication or other form of promotional disclosure without the prior written consent of the other Party in each instance; provided, however, that the Company and any of its Affiliates or sublicensees may state publicly that Licensee (as defined in the License Agreement) has received, or been sublicensed under, a license from Pfizer to Exploit the Compounds and Products (each as defined in the License Agreement).

(b)        The Parties acknowledge that one or more Parties, either singly or jointly, may desire to publish one or more press releases relating to the Transaction Documents, the rights granted thereunder, and developments made thereto. However, each Party agrees not to issue any press release or other public statement, whether written, electronic, oral or otherwise, disclosing the existence of the Transaction Documents, the terms hereof or thereof or any information relating to the Transaction Documents without the prior written consent of the other Parties, such consent not to be unreasonably withheld, conditioned or delayed; provided that a Party desiring to make such public disclosure may issue such press release or public announcement without such prior written consent by the other Party if (a) the entire contents of such press release or public announcement have previously been made public other than through a breach of the Transaction Documents by such Party, and (b) such press release or public announcement does not materially differ from a previously issued press release or other publicly available information. No Party will be prevented from complying with any duty of disclosure it may have pursuant to applicable Law or the rules of any recognized stock exchange so long as the disclosing Party provides the other Parties at least [***] prior written notice to the extent practicable and only discloses information to the extent required by applicable Law or the rules of any recognized stock exchange.

(c)        The Parties acknowledge that nothing herein shall restrict disclosure and publication explicitly permitted pursuant to Section 16.3 of the License Agreement.

Section 5.14 [***]

ARTICLE VI
MISCELLANEOUS.

Section 6.1         Successors and Assigns; Third Party Beneficiaries. No Investor shall assign its rights under this Agreement without the Company’s prior written consent, except by a Holder to a transferee of Registrable Securities in accordance with this Agreement, or as otherwise expressly permitted by the terms hereof: (x) that is a Designated Affiliate of such Holder or (y) in connection with the Transfer of all Registrable Securities held by such Holder to such transferee; provided that: (i) such Transfer or assignment may otherwise be effected in accordance with applicable Laws and Orders, (ii) the Company is, within two (2) Business Days after such Transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (iii) such transferee agrees in a written instrument, in form and substance satisfactory to the Company, delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11 (“Market Stand-off” Agreement); and provided further that, for the avoidance of doubt, in no case shall any Investor assign its rights under Section 5.1 (Protective Provisions) of this Agreement pursuant to the preceding clause (y) without the Company’s prior written consent. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

Section 6.2          Governing Law; Dispute Resolution.

(a)          This Agreement shall be governed and construed in all respects in accordance with the internal law of the State of Delaware, as such laws are applied to agreements among Delaware residents entered into and performed entirely within the state of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

(b)         The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or action arising from or related to this Agreement or the breach thereof. In the event that the Parties cannot resolve such dispute, controversy or action within a period of [***] from when the dispute, controversy or action is first identified in writing by the Party raising or asserting such dispute, controversy or action, then the matter shall be referred to designated representatives of the Parties for resolution by the sending of a notice of dispute(s) (a “Notice of Dispute(s)”). The designated representatives shall endeavor to meet in person or by means of telephone conference, video conference or similar communications equipment by means of which all Persons participating in the meeting can hear and speak to each other, and where such participation by the Parties’ designated representatives shall constitute presence in person at the meeting, within [***] following transmittal of the Notice of Dispute(s). Each Party shall be entitled to name representatives upon written notice to the other Party. The foregoing duties may be delegated to the extent the person delegated with such duties is duly authorized to enter into the foregoing resolution without seeking any additional approval within the respective Party.

(c)        If the Parties do not fully settle any dispute, controversy or action referred to the representatives of the Parties within [***] of it being referred to them, and a Party wishes to pursue the matter, then such dispute, controversy or action shall be finally resolved by binding arbitration administered by the American Arbitration Association (“AAA”) pursuant to AAA’s Commercial Arbitration Rules then in effect.

(d)          The arbitration shall be conducted by a panel of three (3) neutral arbitrators, each of whom shall have significant legal or business experience in the pharmaceutical industry, and none of whom shall be a current or former employee or director, or a current significant shareholder, of either Party or any of their respective Affiliates or sublicensees; and within [***] after initiation of arbitration, each Party shall select one (1) person to act as arbitrator and the two (2) Party-selected arbitrators shall select a third (3rd) arbitrator within [***] of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third (3rd) arbitrator, then on the [***] after the initiation of arbitration, the two (2) Party-selected arbitrators shall make a written request to AAA to appoint a third (3rd) arbitrator. AAA shall appoint such third (3rd) arbitrator within [***] of being notified by the two (2) Party-selected arbitrators. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment may be entered upon it in any court of competent jurisdiction.

(e)        Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party has the right to file an early dispositive motion seeking a determination on the issue of whether a material breach has occurred, and the arbitrators will promptly rule on such motion.  Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

(f)         Except to the extent necessary to confirm or enforce an award or as may be required by applicable Law, neither Party nor an arbitrator may disclose the existence, content or results of an arbitration without the prior written consent of the other Party. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable action based on the dispute, controversy or action would be barred by the applicable statute of limitations in the state of Delaware.

Section 6.3        Specific Performance. Each Party agrees that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Each Party acknowledges and agrees that, notwithstanding Section 6.2 (Governing Law; Dispute Resolution), and without waiving any other remedy under this Agreement, the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief from any court of competent jurisdiction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof. The Parties agree not to assert that a remedy of specific enforcement or other equitable relief is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at Law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.3 (Specific Performance) shall not be required to provide any bond or other security in connection with any such injunction.

Section 6.4        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 6.5         Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 6.6         Interpretation. Unless the context requires otherwise, (i) “include,” “includes” or “including” shall be deemed to be followed by “without limitation”; (ii) “hereof,” “herein”, “hereby”, “hereto” and “hereunder” shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) “extent” in the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if”; (iv) the singular includes the plural and vice versa; (v) “any” shall mean “any and all”; (vi) “or” is used in the inclusive sense of “and/or”; (vii) any reference to any Contract, Law or Order is a reference to it as amended, modified and supplemented from time to time (and, in the case of a Law, to (x) any successor provision and (y) the rules and regulations promulgated thereunder); (viii) the words “date hereof” shall refer to the date of this Agreement; (ix) any provision that requires action by a Series A-2 Preferred Director shall be applicable only so long as the Board includes a Series A-2 Preferred Director; and (x) all references to “$” mean the lawful currency of the United States of America.

Section 6.7          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the Party to be notified; (b) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next Business Day; (c) [***] after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) [***] after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the Investors at their respective addresses set forth on Schedule 1 and to the Company at the address set forth on the signature pages hereto, or at such other address as the Company or the Investors may designate by [***] advance written notice to each other Party.

Section 6.8        Amendments and Waivers. Subject to the terms of this Section 6.8 (Amendments and Waivers), any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding; provided, however, that the Company may in its sole discretion: (a) add any holder of Shares or New Securities as an “Investor” and include such shares and securities as Registrable Securities, and (b) waive compliance with any obligation owed to the Company under Section 2.12(c) (Restrictions on Transfer) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) (Restrictions on Transfer) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving Party on such Party’s own behalf, without the consent of any other Party.  Notwithstanding the foregoing:

(1)        this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion;

[***]

Any amendment, termination, or waiver effected in accordance with this Section 6.8 (Amendments and Waivers) shall be binding on all Parties hereto, regardless of whether any such Party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

Section 6.9       Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by applicable Law.

Section 6.10       Aggregation of Securities. All Registrable Securities held or acquired by Designated Affiliates of a Person shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Designated Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

Section 6.11      Entire Agreement. This Agreement (including any Schedules and Exhibits hereto), along with the Stock Purchase Agreement and other Transaction Documents, constitute the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly canceled.

Section 6.12       WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 6.13       Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Law or otherwise afforded to any Party, shall be cumulative and not alternative

Section 6.14        Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional Equity Securities after the date hereof, then, at the Company’s election, any purchaser of such securities may become a Party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

Section 6.15        Business Day Requirements. If any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day, then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.

[Signatures Follow]

IN WITNESS WHEREOF, the Parties have executed this Investor Rights Agreement as of the date first set forth above.

[***]
By	[***]
Name:	[***]
Title:	[***]

IN WITNESS WHEREOF, the Parties have executed this Investor Rights Agreement as of the date first set forth above.

ROIVANT SCIENCES LTD.
By	[***]
Name:	[***]
Title:	[***]

IN WITNESS WHEREOF, the Parties have executed this Investor Rights Agreement as of the date first set forth above.

PFIZER INC.
By	[***]
Name:	[***]
Title:	[***]